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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report as it relates to Dobson Communications Corporation (and to all references to our Firm) included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
March 20, 1997